As filed with the Securities and Exchange Commission on June 14, 2007

Registration No. 333-142233

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BALTIMORE GAS AND ELECTRIC COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Maryland	4931	52-0280210
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

110 W. Fayette Street

Baltimore, Maryland 21201

(410) 685-0123

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John R. Collins

Senior Vice President and Chief Financial Officer

Baltimore Gas and Electric Company

110 W. Fayette Street

Baltimore, Maryland 21201

(410) 685-0123

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christian O. Nagler, Esq. Kirkland & Ellis LLP Citigroup Center 153 East 53rd Street New York, New York 10022 (212) 446-4800	Sean J. Klein, Esq. Senior Counsel Constellation Energy Group, Inc. 750 East Pratt Street Baltimore, Maryland 21202 (410) 783-2800

Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(2)
5.90% Notes Due 2016	$300,000,000	100%	$300,000,000	$9,210.00
6.35% Notes Due 2036	$400,000,000	100%	$400,000,000	$12,280.00
Total	$700,000,000	—	$700,000,000	$21,490.00

(1)	Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.
(2)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JUNE 14, 2007

PROSPECTUS

$700,000,000

BALTIMORE GAS AND ELECTRIC COMPANY

EXCHANGE OFFER OF

$300,000,000 OF 5.90% NOTES DUE 2016

AND

$400,000,000 OF 6.35% NOTES DUE 2036

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                 , 2007, UNLESS EXTENDED.

Terms of the exchange offer:

•

The exchange notes are being registered with the Securities and Exchange Commission and are being offered in exchange for the original notes that were previously issued in an offering exempt from the Securities and Exchange Commission’s registration requirements. The terms of the exchange offer are summarized below and are more fully described in this prospectus.

•	We will exchange all original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tenders of original notes at any time prior to the expiration of the exchange offer.

•	We will not receive any proceeds from the exchange offer.

•

The terms of the exchange notes are substantially identical to those of the original notes, except that the exchange notes are registered under the Securities Act of 1933, as amended, and the transfer restrictions and registration rights applicable to the original notes do not apply to the exchange notes.

•	We do not intend to list the exchange notes on any securities exchange or to have them approved for any automated quotation system.

Investments in these securities involve risks. See “ Risk Factors” beginning on page 7.

There is no public market for the original notes or the exchange notes.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2007.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Baltimore Gas and Electric Company. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of Baltimore Gas and Electric Company since the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or of any securities offered hereby in any jurisdiction where, or to any person whom, it is unlawful to make such offer or solicitation. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. This information is available to you at no cost, upon your request. You can request this information by writing or telephoning us at the following address: Investor Relations, Baltimore Gas and Electric Company, 750 E. Pratt Street, Baltimore, Maryland 21202 (telephone number (410) 864-6440).

In order to obtain timely delivery, you must request information no later than         , 2007, which is five business days before the scheduled expiration of the exchange offer.

i

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus, as well as the information incorporated by reference, before making an investment decision. Except as otherwise stated or required by the context, references in this prospectus to “BGE,” “the Company,” “we,” “us” and “our” refer to Baltimore Gas and Electric Company.

Our Company

Baltimore Gas and Electric Company is a regulated electric transmission and distribution utility company and a regulated gas distribution utility company with a service territory that covers the City of Baltimore and all or part of ten counties in central Maryland. It is a wholly owned subsidiary of Constellation Energy Group, Inc. (Constellation Energy).

Our principal executive offices are located at 110 W. Fayette Street, Baltimore, Maryland 21201, and our telephone number is (410) 685-0123. Additional information about us may be found on our web site at http://www.bge.com and Constellation Energy’s web site at http://www.constellation.com. These web sites and the information contained on these web sites are not part of this prospectus. BGE was incorporated in Maryland in 1906.

The Exchange Offer

On October 13, 2006, we completed the offering of $300,000,000 aggregate principal amount of 5.90% series A notes due 2016 and $400,000,000 aggregate principal amount of 6.35% series A notes due 2036. We refer to these notes as “original notes” in this prospectus. The offering was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). As part of the offering, we entered into registration rights agreements with the initial purchasers of the original notes pursuant to which we agreed, among other things, to deliver this prospectus and to complete an exchange offer for the original notes. We refer to the 5.90% series B notes due 2016 and 6.35% series B notes due 2036 to be issued in exchange for the original notes as “exchange notes” in this prospectus. You may exchange your original notes for exchange notes in this exchange offer.

Below is a summary of the terms of the exchange offer.

Securities Offered

Up to $300,000,000 aggregate principal amount of 5.90% exchange notes due 2016 and up to $400,000,000 aggregate principal amount of 6.35% exchange notes due 2036, which have been registered under the Securities Act. The form and terms of these exchange notes are identical in all material respects to those of the original notes. The exchange notes, however, will not contain transfer restrictions and provisions relating to registration rights applicable to the original notes.

The Exchange Offer

We are offering to exchange $1,000 principal amount of our 5.90% exchange notes due 2016 and $1,000 principal amount of our 6.35% exchange notes due 2036, which have been registered under the Securities Act, for each $1,000 principal amount of our outstanding 5.90% original notes due 2016 and 6.35% original notes due 2036.

In order to be exchanged, an original note must be properly tendered and accepted. All original notes that are validly tendered and not withdrawn will be exchanged. As of the date of this prospectus, there are $300,000,000 principal amount of 5.90% original notes and $400,000,000 principal amount of 6.35% original notes outstanding. We will issue exchange notes promptly after the expiration of the exchange offer.

Resales

Based on interpretations by the Staff of the Securities and Exchange Commission, or SEC, as detailed in a series of no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the exchange notes; and

•	you are not our affiliate.

Rule 405 under the Securities Act defines “affiliate” as a person that, directly or indirectly, controls or is controlled by, or is under common control with, a specified person. In the absence of an exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes. If you fail to comply with these requirements you may incur liabilities under the Securities Act, and we will not indemnify you for such liabilities.

Each broker or dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale or other transfer of the exchange notes issued in the exchange offer.

Expiration Date	5:00 p.m., New York City time, on , 2007, unless we extend the expiration date.

Withdrawal Rights	You may withdraw tenders of the original notes at any time prior to 5:00 p.m., New York City time, on the expiration date. For more information, see “The Exchange Offer—Terms of the Exchange Offer.”

Conditions to the Exchange Offer

The exchange offer is subject to certain customary conditions, which we may waive in our sole reasonable discretion. For more information, see “The Exchange Offer—Conditions to the Exchange Offer.” The exchange offer is not conditioned upon the exchange of any minimum principal amount of original notes.

Procedures for Tendering Original Notes

You may tender your original notes by instructing your broker or bank where you keep the original notes to tender them for you. In some cases, you may be asked to submit the BLUE-colored letter of transmittal that may accompany this prospectus. By tendering your original notes, you will represent to us, among other things, (1) that you are, or the person or entity receiving the exchange notes, is acquiring the exchange notes in the ordinary course of business, (2) that neither you nor any such other person or entity has any arrangement or understanding with any person to participate in the distribution of the exchange notes within the meaning of the Securities Act and (3) that neither you nor any such other person or entity is our affiliate within the meaning of Rule 405 under the Securities Act. Your original notes will be tendered in multiples of $1,000.

A timely confirmation of book-entry transfer of your original notes into the exchange agent’s account at The Depository Trust Company, or DTC, according to the procedures described in this prospectus under “The Exchange Offer,” must be received by the exchange agent before 5:00 p.m., New York City time, on the expiration date.

Taxation

The exchange pursuant to the exchange offer will generally not be a taxable event for U.S. federal income tax purposes. For more details, see “Certain United States Federal Income and Estate Tax Consequences.”

Consequences of Failure to Exchange

If you do not exchange the original notes, they will remain entitled to all the rights and preferences and will continue to be subject to the limitations contained in the indenture. However, following the exchange offer, all outstanding original notes will still be subject to the same restrictions on transfer, and we will have no obligation to register outstanding original notes under the Securities Act. The liquidity of the original notes could be adversely affected by the exchange offer.

Use of Proceeds	We will not receive any proceeds from the exchange offer. For more details, see “Use of Proceeds.”

Exchange Agent

Deutsche Bank Trust Company Americas is serving as the exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent are listed under “The Exchange Offer—Exchange Agent.”

Terms of the Exchange Notes

Issuer	Baltimore Gas and Electric Company.

Securities Offered	$300,000,000 aggregate principal amount of 5.90% exchange notes due 2016 and $400,000,000 aggregate principal amount of 6.35% exchange notes due 2036.

Maturities	October 1, 2016 for the 5.90% exchange notes and October 1, 2036 for the 6.35% exchange notes.

Interest Payment Dates	April 1 and October 1 of each year, commencing October 1, 2007.

Optional Redemption

We may redeem some or all of the exchange notes at any time and from time to time at their principal amount, plus the applicable premium, if any, and accrued interest. See “Description of the Exchange Notes—Optional Redemption.”

Ranking

The exchange notes are unsecured and will rank equally with all of our unsecured indebtedness unless expressly subordinated. The exchange notes will be subordinate to all of our secured indebtedness and structurally subordinate to the indebtedness of our subsidiaries.

Certain Covenants

The indenture, among other things, restricts our ability to sell substantially all of our assets or to merge or consolidate with other companies unless we are the continuing corporation or the successor corporation assumes our obligations. For more details, see “Description of the Exchange Notes—Consolidation, Merger or Sale.”

Absence of Public Market for the Exchange Notes

The exchange notes will constitute a new class of securities for which there is no established public trading market. There has been no public market for the original notes, and it is not currently anticipated that an active public market for the exchange notes will develop. We currently do not intend to apply for the listing of the exchange notes on any securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes.

Ratio of Earnings to Fixed Charges

BGE’s ratio of earnings to fixed charges for each of the periods indicated is as follows:

THREE MONTHS ENDED	TWELVE MONTHS ENDED
March 2007	December 2006	December 2005	December 2004	December 2003	December 2002
5.02	3.60	4.22	3.75	3.36	2.66

RISK FACTORS

Participating in the exchange offer involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on February 27, 2007, and incorporated by reference in this prospectus, as well as the other information contained or incorporated by reference in this prospectus before making a decision to participate in the exchange offer. See “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and documents incorporated by reference in this prospectus that are considered forward-looking statements within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act. Sometimes these statements will contain words such as “believes,” “anticipates,” “expects,” “intends,” “plans” and other similar words. These statements and projections are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. These risks, uncertainties and factors include, but are not limited to:

•	the timing and extent of changes in commodity prices and volatilities for energy and energy-related products including coal, natural gas, oil, electricity, nuclear fuel and emission allowances;

•	the liquidity and competitiveness of wholesale markets for energy commodities;

•	the effect of weather and general economic and business conditions on energy supply, demand and prices;

•

regulatory or legislative developments that affect deregulation, the price of energy, transmission or distribution rates and revenues, demand for energy or increases in costs, including costs related to nuclear power plants, safety or environmental compliance;

•	the inability of BGE to recover all its costs associated with providing customers service;

•

the conditions of the capital markets, interest rates, availability of credit facilities to support business requirements and general economic conditions, as well as BGE’s ability to maintain its current credit ratings;

•	the effectiveness of BGE’s risk management policies and procedures and the ability and willingness of our counterparties to satisfy their financial and performance commitments;

•

operational factors affecting commercial operations of BGE’s transmission and distribution facilities, including catastrophic weather-related damages, unscheduled outages or repairs, unavailability of coal or gas transportation or electric transmission services, workforce issues, terrorism, liabilities associated with catastrophic events and other events beyond our control;

•	the actual outcome of uncertainties associated with assumptions and estimates using judgment when applying critical accounting policies and preparing financial statements;

•	changes in accounting principles or practices;

•	losses on the sale or write down of assets due to impairment events or changes in management intent with regard to either holding or selling certain assets;

•	the ability to successfully identify and complete acquisitions and sales of businesses and assets;

•	cost and other effects of legal and administrative proceedings that may not be covered by insurance, including environmental liabilities; and

•	other risks described from time to time in periodic reports that BGE files with the SEC.

You should not place undue reliance on these forward-looking statements. Please see BGE’s periodic reports filed with the SEC for more information on these factors. The forward-looking statements included in this prospectus are made only as of the date on the front cover page of this prospectus, and BGE undertakes no obligation to update or revise any forward-looking statements, except as required by law.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

The exchange offer is designed to provide holders of original notes with an opportunity to acquire exchange notes which, unlike the original notes, will be freely transferable at all times, subject to any restrictions on transfer imposed by state “blue sky “ laws and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the exchange notes are being acquired in the ordinary course of the holder’s business and the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes.

The outstanding 5.90% original notes due 2016 in the aggregate principal amount of $300,000,000 and the outstanding 6.35% original notes due 2036 in the aggregate principal amount of $400,000,000 were originally issued and sold on October 13, 2006, the issue date, to several initial purchasers, pursuant to the purchase agreement dated October 11, 2006. The original notes were issued and sold in a transaction not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. The concurrent resale of the original notes by the initial purchasers to investors was done in reliance upon the exemption provided by Rule 144A promulgated under the Securities Act. The original notes may not be reoffered, resold or transferred other than pursuant to a registration statement filed pursuant to the Securities Act or unless an exemption from the registration requirements of the Securities Act is available. Pursuant to Rule 144 promulgated under the Securities Act, the original notes may generally be resold (a) commencing one year after the issue date, in an amount up to, for any three-month period, the greater of 1% of the original notes then outstanding or the average weekly trading volume of the original notes during the four calendar weeks preceding the filing of the required notice of sale with the SEC and (b) commencing two years after the issue date, in any amount and otherwise without restriction by a holder who is not, and has not been for the preceding three months, our affiliate. Certain other exemptions may also be available under other provisions of the federal securities laws for the resale of the original notes.

In connection with the original issuance and sale of the original notes, we entered into registration rights agreements, pursuant to which we agreed to file with the SEC a registration statement covering the exchange by us of the exchange notes for the original notes, or the exchange offer. The registration rights agreements provide that we will file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act and offer to holders of original notes who are able to make certain representations the opportunity to exchange their original notes for exchange notes.

Under existing interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties in other transactions, the exchange notes would, in general, be freely transferable after the exchange offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the exchange offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the exchange notes. We have agreed to furnish a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any exchange notes acquired in the exchange offer. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the registration rights agreements (including certain indemnification rights and obligations).

Each holder of original notes that exchanges such original notes for exchange notes in the exchange offer will be deemed to have made certain representations, including representations that (i) any exchange notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of exchange notes and (iii) it is not our affiliate as defined in Rule 405 under the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of exchange notes. If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all original notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. Subject to the minimum denomination requirements of the exchange notes, the exchange notes are being offered in exchange for a like principal amount of original notes. Original notes may be exchanged only in integral multiples of $1,000 principal amount. Holders may tender some or all of their original notes pursuant to the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the original notes except that (i) the exchange notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of the exchange notes will not be entitled to certain rights of holders of original notes under and related to the registration rights agreements. The exchange notes will evidence the same debt as the original notes and will be entitled to the benefits of the indenture. The 5.90% exchange notes and the 6.35% exchange notes will each be treated as a single class under the indenture with any 5.90% original notes and 6.35% original notes, respectively, that remain outstanding. The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered for exchange.

Expiration Date; Extensions; Termination

The exchange offer will expire at 5:00 p.m., New York City time, on                 , 2007 (21 business days following the date notice of the exchange offer was mailed to the holders). We reserve the right to extend the exchange offer at our discretion, in which event the term expiration date shall mean the time and date on which the exchange offer as so extended shall expire. We shall notify the exchange agent of any extension by oral or written notice and shall mail to the registered holders of original notes an announcement thereof, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right to extend or terminate the exchange offer and not accept for exchange any original notes if any of the events set forth below under “—Conditions to the Exchange Offer” occur, and are not waived by us, by giving oral or written notice of such delay or termination to the exchange agent. See “—Conditions to the Exchange Offer.”

Procedures for Tendering Original Notes

Since the original notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the original notes and will be the only entity that can tender your original notes for exchange notes. Therefore, to tender original notes subject to this exchange offer and to obtain exchange notes, you must instruct the institution where you keep your original notes to tender your original notes on your behalf so that they are received prior to the expiration of this exchange offer.

The BLUE-colored letter of transmittal that may accompany this prospectus may be used by you to give such instructions. YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU KEEP YOUR ORIGINAL NOTES TO DETERMINE THE PREFERRED PROCEDURE.

IF YOU WISH TO ACCEPT THIS EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR ORIGINAL NOTES TO BE TENDERED BEFORE THE 5:00 P.M. (NEW YORK CITY TIME) DEADLINE ON         , 2007.

You may tender some or all of your original notes in this exchange offer. However, your original notes may be tendered only in integral multiples of $1,000.

When you tender your original notes and we accept them, the tender will be a binding agreement between you and us in accordance with the terms and conditions in this prospectus.

The method of delivery of original notes and all other required documents to the exchange agent is at your election and risk.

We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered original notes, and our reasonable determination will be final and binding on you. We reserve the absolute right to:

(1) reject any and all tenders of any particular original note not properly tendered;

(2) refuse to accept any original note if, in our judgment or the judgment of our counsel, the acceptance would be unlawful; and

(3) waive any defects or irregularities or conditions to the exchange offer as to any particular original notes before the expiration of the exchange offer.

Our reasonable interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of original notes as we will determine. Neither we, the exchange agent nor any other person will incur any liability for failure to notify you of any defect or irregularity with respect to your tender of original notes. If we waive any terms or conditions pursuant to (3) above with respect to a note holder, we will extend the same waiver to all note holders with respect to that term or condition being waived.

Deemed Representations

To participate in the exchange offer, we require that you represent to us that:

(1) you or any other person acquiring exchange notes in exchange for your original notes in the exchange offer is acquiring them in the ordinary course of business;

(2) neither you nor any other person acquiring exchange notes in exchange for your original notes is engaging in or intends to engage in a distribution of the exchange notes issued in the exchange offer;

(3) neither you nor any other person acquiring exchange notes in exchange for your original notes has an arrangement or understanding with any person to participate in the distribution of exchange notes issued in the exchange offer;

(4) neither you nor any other person acquiring exchange notes in exchange for your original notes is our “affiliate” as defined under Rule 405 of the Securities Act; and

(5) if you or another person acquiring exchange notes in exchange for your original notes is a broker-dealer and you acquired the original notes as a result of market-making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes.

BY TENDERING YOUR ORIGINAL NOTES YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.

Broker-dealers who cannot make the representations in item (5) of the paragraph above cannot use this exchange offer prospectus in connection with resales of the exchange notes issued in the exchange offer.

If you are our “affiliate,” as defined under Rule 405 of the Securities Act, you are a broker-dealer who acquired your original notes in the initial offering and not as a result of market-making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of exchange notes acquired in the exchange offer, you or that person:

(1) may not rely on the applicable interpretations of the Staff of the SEC and therefore may not participate in the exchange offer; and

(2) must comply with the registration and prospectus delivery requirements of the Securities Act or an exemption therefrom when reselling the original notes.

Procedures for Brokers and Custodian Banks; DTC ATOP Account

In order to accept this exchange offer on behalf of a holder of original notes you must submit or cause your DTC participant to submit an Agent’s Message as described below.

The exchange agent, on our behalf, will seek to establish an Automated Tender Offer Program, or ATOP, account with respect to the original notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of original notes by causing the book-entry transfer of such original notes into our ATOP account in accordance with DTC’s procedures for such transfers. Concurrently with the delivery of original notes, an Agent’s Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. The confirmation of a book-entry transfer into the ATOP account as described above is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent’s Message stating that such participant and beneficial holder agree to be bound by the terms of this exchange offer.

Each Agent’s Message must include the following information:

(1) Name of the beneficial owner tendering such original notes;

(2) Account number of the beneficial owner tendering such original notes;

(3) Principal amount of original notes tendered by such beneficial owner; and

(4) A confirmation that the beneficial holder of the original notes tendered has made the representations for the benefit of us set forth under “—Deemed Representations” above.

BY SENDING AN AGENT’S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM ORIGINAL NOTES ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.

The delivery of original notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering original notes. We will ask the exchange agent to instruct DTC to return those original notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such original notes on behalf of holders of the original notes.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

We will accept validly tendered original notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered original notes when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If we do not accept any original notes tendered for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit the original notes to an account maintained with DTC promptly after the exchange offer terminates or expires.

THE AGENT’S MESSAGE MUST BE TRANSMITTED TO THE EXCHANGE AGENT BEFORE 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Withdrawal Rights

You may withdraw your tender of original notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you should contact your bank or broker where your original notes are held and have them send an ATOP notice of withdrawal so that it is received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. Such notice of withdrawal must:

(1) specify the name of the person that tendered the original notes to be withdrawn;

(2) identify the original notes to be withdrawn, including the CUSIP number and principal amount at maturity of the original notes; and

(3) specify the name and number of an account at DTC to which your withdrawn original notes can be credited.

We will decide all questions as to the validity, form and eligibility (including time of receipt) of the notices and our reasonable determination will be final and binding on all parties. Any tendered original notes that you withdraw will not be considered to have been validly tendered. We will return any original notes that have been tendered but not exchanged, or credit them to the DTC account, promptly after withdrawal, rejection of tender, or termination of the exchange offer. You may re-tender properly withdrawn original notes by following one of the procedures described above prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes and may terminate the exchange offer (whether or not any original notes have been accepted for exchange) or amend the exchange offer, if any of the following conditions has occurred or exists or has not been satisfied, or has not been waived by us in our sole reasonable discretion, prior to the expiration date:

•

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

(1) seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of this transaction; or

(2) resulting in a material delay in our ability to accept for exchange or exchange some or all of the original notes in the exchange offer; or

(3) any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign; or

•

any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that in our sole reasonable judgment might directly or indirectly result in any of the consequences referred to in clauses (1), (2) or (3) above or, in our sole reasonable judgment, might result in the holders of exchange notes having obligations with respect to resales and transfers of exchange notes which are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the exchange offer; or

•	the following has occurred:

(1) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

(2) any limitation by a governmental authority, which may adversely affect our ability to complete the transactions contemplated by the exchange offer; or

(3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

(4) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

•

any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the original notes or the exchange notes, which in our sole reasonable judgment in any case makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange; or

•

there shall occur a change in the current interpretation by the Staff of the SEC which permits the exchange notes issued pursuant to the exchange offer in exchange for original notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is our affiliate within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of such exchange notes; or

•	any law, statute, rule or regulation shall have been adopted or enacted which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; or

•

a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval has not been obtained, which approval we shall, in our sole reasonable discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

•

we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the exchange offer.

If we determine in our sole reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the exchange offer (whether or not any original notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the original notes and will extend the exchange offer to the extent required by Rule 14e-1 promulgated under the Exchange Act.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, in our sole reasonable discretion, provided that we will not waive any condition with respect to an individual holder of original notes unless we waive that condition for all such holders. Any reasonable determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

Exchange Agent

We have appointed Deutsche Bank Trust Company Americas as the exchange agent for the exchange offer. You should direct questions, requests for assistance and requests for additional copies of this prospectus or of the BLUE-colored letter of transmittal to the exchange agent at DB Services Tennessee, Inc., Corporate Trust & Agency Services, Reorganization Unit, 648 Grassmere Park Road, Nashville, Tennessee 37211, telephone: (800) 735-7777, facsimile: (615) 835-3701, email: SPU-Reorg.Operations@db.com.

Payment of Expenses

We have not retained any dealer-manager or similar agent in connection with the exchange offer. We will not make any payment to brokers, dealers or others for soliciting acceptances of the exchange offer. However, we will pay the reasonable and customary fees and reasonable out-of-pocket expenses to the exchange agent in connection therewith. We will also pay the cash expenses to be incurred in connection with the exchange offer, including accounting, legal, printing, and related fees and expenses.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the original notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be expensed as incurred.

Consequences of Failure to Exchange

Upon consummation of the exchange offer, certain rights under and related to the registration rights agreements, including registration rights and the right to receive the contingent increases in the interest rate, will terminate. The original notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities within the meaning of Rule 144 promulgated under the Securities Act. Accordingly, such original notes may be resold only (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) outside the United States to a non-U.S. person within the meaning of Regulation S under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or (v) pursuant to an effective registration statement under the Securities Act. The liquidity of the original notes could be adversely affected by the exchange offer.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes, we will receive in exchange the original notes of like principal amount. The form and terms of the exchange notes are identical in all material respects to the form and terms of the original notes, except for certain transfer restrictions and registration rights relating to the original notes and except for certain provisions providing for an increase in the interest rate on the original notes under certain circumstances relating to the timing of the exchange offer. The original notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our outstanding debt.

On October 13, 2006, we issued and sold the original notes. The net proceeds from the sale of the original notes were used for general corporate purposes relating to our utility business, including the repayment of $10,000,000 aggregate principal amount of 6.70% Medium-Term Notes, Series D due December 1, 2006; $300,000,000 aggregate principal amount of 5.25% Notes due December 15, 2006; and $121,366,000 aggregate principal amount of 7.5% Series First Refunding Mortgage Bonds due January 15, 2007.

DESCRIPTION OF THE EXCHANGE NOTES

General

In this description, references to “notes” are to the exchange notes, unless the context otherwise requires. We will issue the notes under an indenture, which is a contract between BGE and the trustee, Deutsche Bank Trust Company Americas, dated as of July 24, 2006, as supplemented by a supplemental indenture between BGE and the trustee, dated as of October 13, 2006. The trustee has two main roles. First, the trustee can enforce the rights of holders of the notes against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later under “—Events of Default.” Second, the trustee performs certain administrative duties for the holders of notes, such as sending interest payments and notices, and implementing transfers of notes.

The terms of the indenture are summarized below. Because it is a summary, it does not contain all of the information that may be important to you. You should read the indenture to get a complete understanding of your rights and our obligations. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the indenture. We include references in parentheses to certain sections of the indenture. We will make copies of the indenture, and any supplements thereto, available upon request.

The indenture does not limit the amount of debt securities that may be issued. There are existing series of debt securities outstanding under our other existing indentures. The indenture also does not limit the amount of indebtedness that our subsidiaries may incur. This subsidiary debt effectively ranks senior to the notes to the extent of the assets of that subsidiary. For current information on our debt and our subsidiary debt outstanding, see our most recent Form 10-K. See “Where You Can Find More Information.”

Interest Rate and Maturity

The 5.90% notes will mature on October 1, 2016. The 6.35% notes will mature on October 1, 2036.

Interest on the notes will accrue from and include the date that the notes are issued and be payable semiannually in arrears on April 1 and October 1 of each year, beginning October 1, 2007, and at maturity or earlier redemption. Interest will be computed on the basis of a 360-day year of twelve 30-day months. On each interest payment date, we will pay interest on each note to the person in whose name the note is registered at the close of business on the 15th day of each month before the interest payment date. If any payment date falls on a day that is not a Business Day, payment will be made on the next Business Day and no additional interest will be paid. “Business Day” means any day other than a Saturday or Sunday that is not a day on which banking institutions in Baltimore, Maryland, or in New York, New York, are authorized or obligated by law or executive order to be closed.

Optional Redemption

We have the option to redeem all or any part of any series of notes at any time prior to their maturity date. We will give notice by mail of any redemption at least 30 days, but not more than 60 days, before a redemption date. We will pay a redemption price equal to the sum of:

(1) 100% of the principal amount of notes being redeemed, plus

(2) all accrued and unpaid interest on those notes, plus

(3) any make-whole premium.

We will appoint an independent investment banking institution of national standing to calculate the make-whole premium. Merrill Lynch, Pierce, Fenner & Smith Incorporated will make that calculation if: 1) we do not appoint someone else at least 30 days before the redemption date or 2) the institution we appoint is unwilling or unable to make the calculation. If Merrill Lynch, Pierce, Fenner & Smith Incorporated is unwilling or unable to make the calculation, then the trustee will appoint an independent investment banking institution of national standing to make the calculation.

The amount of the make-whole premium, if any, will be equal to the excess of:

(1) the sum of the present values, calculated as of the redemption date, of:

(a) each interest payment on each interest payment date after the redemption date that would have been paid on such notes (this does not include any accrued interest paid at the redemption date); and

(b) the principal amount that would have been payable at the final maturity of the notes being redeemed; over

(2) the principal amount of the notes being redeemed.

The independent investment banking institution will calculate the present values of interest and principal payments in accordance with generally accepted principles of financial analysis. The present values will be calculated by discounting the amount of each payment of interest or principal from the date that each payment would have been paid to the redemption date at a discount rate that is equal to the Treasury Yield (as defined below) plus 20 basis points in the case of the 5.90% notes and 25 basis points in the case of the 6.35% notes.

The Treasury Yield in the calculation will be an annual interest rate that is equal to the weekly average yield to maturity of United States Treasury Notes having a constant maturity corresponding to the remaining term to maturity of the notes that will be redeemed. This interest rate will be calculated to the nearest 1/12th of a year. The independent investment banking institution will determine the Treasury Yield on the third business day before the redemption date.

The independent investment banking institution will determine the weekly average yields of United States Treasury Notes from the most recent statistical release published by the Federal Reserve Bank of New York entitled “H.15(519) Selected Interest Rates” or any successor publication. If the H.15 Statistical Release gives a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the remaining term of the notes, then the Treasury Yield will equal that weekly average yield. In all other cases, the independent investment banking institution will calculate the Treasury Yield by interpolating, on a straight-line basis, the weekly average yields from the H.15 Statistical Release on the United States Treasury Notes having a constant maturity closest to but greater than the remaining term of the notes and the United States Treasury Notes having a constant maturity closest to and less than the remaining term. The independent investment banking institution will round any weekly average yields calculated by interpolation to the nearest 1/100th of 1%, and will round the percentage up for any figure of 1/200th of 1% or above.

If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release, or anywhere else, the independent investment banking institution will select comparable rates and calculate the Treasury Yield using these rates.

The redemption will not be made unless the redemption moneys are received by the trustee by the redemption date. The failure to redeem will not be an event of default.

Ranking

The notes are unsecured and will rank equally with all our unsecured indebtedness unless expressly subordinated. The notes will be subordinate to all of our secured indebtedness. The notes will be denominated in U.S. dollars and we will pay principal and interest in U.S. dollars.

Conversion and Sinking Fund

The notes will not be subject to any conversion, amortization, or sinking or similar fund.

Events of Default

An “Event of Default” with respect to a series of the notes means any of the following:

•	we fail to pay the principal of (or premium, if any, on) any note of that series when due and payable;

•	we fail to pay any interest on any note of that series for 30 days after such is due;

•

we fail to observe or perform any other covenants or agreements set forth in the notes of that series, or in the indenture, continuously for 60 days after notice (which must be sent either by the trustee or holders of at least 33% of the principal amount of the affected series); or

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

An Event of Default for a particular series of notes does not necessarily mean that an Event of Default has occurred for any other series of notes issued under the indenture. If an Event of Default has occurred and has not been cured, the trustee or the holders of not less than 33% of the principal amount of the notes of the affected series may declare the entire principal of the notes of such series due and payable immediately. Subject to certain conditions, if we deposit with the trustee enough money to remedy the default and there is no default continuing, this acceleration of payment may be rescinded by the holders of at least a majority in aggregate principal amount of the notes of the series. (Section 7.01)

The trustee must, within 90 days after a default occurs, notify the holders of the notes of the series of the default if we have not remedied it (default is defined to include the events specified above without the grace periods or notice). The trustee may withhold notice to the holders of such notes of any default (except in the payment of principal or interest) if it in good faith considers such withholding in the interest of the holders. (Section 7.08) We are required to file an annual certificate with the trustee, signed by an officer, stating any default by us under any provisions of the indenture. (Section 5.06)

Prior to any declaration of acceleration of maturity, the holders holding a majority of the principal amount of the notes of the particular series affected, on behalf of the holders of all notes of that series, may waive any past default or Event of Default. We cannot, however, obtain a waiver of a payment default. (Section 7.07)

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless such holders offer the trustee reasonable indemnity. (Section 8.02(d)) Subject to the provisions for indemnification and certain other limitations, the holders of a majority in principal amount of the notes of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such notes. (Section 7.07)

In order to bypass the trustee and take steps to enforce your rights or protect your interests relating to the notes, the following must occur:

•	you must give the trustee written notice that an Event of Default has occurred and remains uncured;

•

the holders of 25% of the principal amount of all outstanding notes of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your notes on or after their due date. (Section 7.04)

“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to, or make a request of, the trustee and to make or cancel a declaration of acceleration.

Modification of Indenture

There are three types of changes we can make to the indenture and the notes.

Changes Requiring Each Holder’s Approval. The following changes require the approval of each holder of notes:

•	extend the fixed maturity of any note;

•	reduce the interest rate (or change the method used to establish the interest rate) or extend the time of payment of interest;

•	reduce any premium payable upon redemption;

•	reduce the principal amount;

•	reduce the amount of principal payable upon acceleration of the maturity of a discounted note following default;

•	change the currency of payment on a note; or

•	reduce the percentage of security holders whose consent is required to modify or amend the indenture. (Section 11.02)

Changes Not Requiring Holder Approval. These types of changes are limited to those changes specified in the indenture, including those which are of an administrative nature or are changes that would not adversely affect holders of the notes. (Section 11.01)

Changes Requiring 66 2/3% of All Holders to Approve. A vote in favor by security holders owning not less than 66 2/3% of the principal amount of the notes of the particular series affected is required for any other matter listed in the indenture or in a particular security. (Section 11.02)

“Street name” and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the notes or request a waiver.

Consolidation, Merger or Sale

We may not merge or consolidate with any corporation or sell substantially all of our assets as an entirety unless:

•

we are the continuing corporation or the successor corporation expressly assumes the payment of principal of and premium, if any, and interest on the notes and the performance and observance of all the covenants and conditions of the indenture binding on us (Section 12.01); and

•	we, or the successor corporation, are not immediately after the merger, consolidation or sale in default in the performance of a covenant or condition in the indenture. (Section 12.02)

Discharge

The indenture provides that we can discharge and satisfy all of our obligations under any series of notes that are payable within one year, or under any series of notes that we deliver to the trustee (and that have not already been cancelled), by depositing with the trustee or any paying agent enough funds to pay the principal and interest due or to become due on the notes until their maturity date. (Section 13.01)

Governing Law

The indenture and the notes are governed by New York law.

Book-Entry Procedures and Form

Global Notes; Book-Entry Form

The certificates representing the notes will be issued in fully registered book-entry form without interest coupons and will be represented by one or more global notes. The global notes will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC.

We expect that pursuant to procedures established by DTC:

•

upon the issuance of the notes in the form of one or more global notes, DTC or its custodian will credit, on its book-entry registration and transfer system, the principal amount of notes of the individual beneficial interests represented by these global notes to the respective accounts of persons who have accounts with DTC. Ownership of beneficial interests in the global notes will be limited to persons who have accounts with DTC, whom we refer to as participants, or persons who hold interests through participants; and

•

ownership of beneficial interests in the global notes will be shown on, and the transfer of this ownership will be effected only through, records maintained by DTC or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants. The laws of some states of the United States may require that some purchasers of securities take physical delivery of the notes in definitive registered form. Such limits and such laws may impair the ability of such purchasers to own, transfer or pledge interests in the global notes.

So long as DTC, or its nominee, is the registered owner or holder of notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of notes represented by the global notes for all purposes under the indenture.

We will make payments of the principal of and premium, if any, and interest on the global notes to DTC or its nominee, as the case may be, as the registered owner of the global notes. None of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal of and premium, if any, and interest on the global notes will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. These payments will be the responsibility of such participants. Transfers between participants in DTC will be effected in the ordinary way through DTC’s settlement system in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction.

DTC has advised us that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act;

•

DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.;

•

access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of us, the trustee or any of our respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, payments made on account of, or beneficial ownership interests in, global notes.

According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. We have provided the foregoing descriptions of the operations and procedures of DTC solely as a matter of convenience. DTC’s operations and procedures are solely within DTC’s control and are subject to change by DTC from time to time. Neither we nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

Certificated Notes

Notes in physical, certificated form will be issued only if:

•

DTC or any successor depositary notifies us that it is unwilling or unable to continue as a depositary for the global notes or ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by us within 90 days of such notice;

•	an Event of Default (as defined in the indenture) has occurred and is continuing; or

•	we determine that the notes will no longer be represented by global notes.

Payment and Paying Agent

The trustee will act as paying agent with respect to the notes. We may at any time designate additional paying agents, rescind the designation of any paying agents or approve a change in the office through which any paying agent acts.

The notes will be issued only as fully registered notes without interest coupons in denominations that are multiples of $1,000. The principal of and interest on the notes are to be payable at the office of the trustee in the City of New York, New York.

All moneys paid by us to the paying agent for the payment of the principal of, or premium, if any, or interest on, any notes that remain unclaimed at the end of two years after such principal, premium, if any, or interest has become due and payable will be repaid to us and the holder of the notes will thereafter look only to us for payment of any such amounts.

You will not be required to pay a service charge to transfer or exchange notes, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if we and the security registrar are satisfied with your proof of ownership. (Section 3.04)

Our Relationship with the Trustee

The trustee under the indenture, and/or one or more of its affiliates, may be lenders under our, or our subsidiaries’ and affiliates’, credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. The trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates. However, if the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

The trustee will perform only those duties that are specifically set forth in the indenture, unless an Event of Default occurs and is continuing. In case of default, the trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs.

CERTAIN UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice as of the date hereof. The Internal Revenue Service may take a contrary view, and no ruling from the Internal Revenue Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the following statements and conditions. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders, whose tax consequences could be different from the following statements and conditions. Some holders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States, may be subject to special rules not discussed below. We recommend that each holder consult his own tax advisor as to the particular tax consequences of exchanging such holder’s original notes for exchange notes, including the applicability and effect of any state, local or non-U.S. tax law.

The exchange of the original notes for exchange notes pursuant to the exchange offer should not be treated as an “exchange” for federal income tax purposes because the exchange notes should not be considered to differ materially in kind or extent from the original notes. Rather, the exchange notes received by a holder should be treated as a continuation of the original notes in the hands of such holder. As a result, there should be no federal income tax consequences to holders exchanging original notes for exchange notes pursuant to the exchange offer.

IRS Circular 230 Disclosure

To ensure compliance with requirements imposed by the Internal Revenue Service, we inform you that any tax advice contained in this prospectus (including any attachments) was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding tax-related penalties under the Internal Revenue Code. The tax advice contained in this prospectus (including any attachments) was written to support the promotion or marketing of the transaction(s) or matter(s) addressed herein. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with the resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until         , 2007 (90 days after the date of this prospectus), all broker-dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale. These resales may be made at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an underwriter within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

For a period of 90 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the performance of our obligations in connection with the exchange offer. We will indemnify the holders of the exchange notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the laws of the State of Maryland will be passed upon by Charles A. Berardesco, Esq., Constellation Energy’s Vice President and Associate General Counsel. Certain legal matters with respect to the laws of the State of New York will be passed upon for the Company by Kirkland & Ellis LLP, New York, New York.

EXPERTS

The financial statements of BGE incorporated in this prospectus by reference to the Annual Report on Form 10-K of Baltimore Gas and Electric Company for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

BGE is subject to the reporting and informational requirements of the Exchange Act and files annual, quarterly and current reports and other information with the SEC.

You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements, and other information about issuers who file electronically with the SEC. The Internet address of the site is http://www.sec.gov. Some, but not all, of Baltimore Gas and Electric Company’s publicly filed information is available through the SEC’s web site. You may also obtain certain of these documents on Constellation Energy’s web site at http://www.constellation.com. We are not incorporating the contents of the web sites of the SEC, Constellation Energy or any other person into this document. We are only providing information about how you may obtain certain documents that are incorporated into this prospectus by reference at these web sites.

The SEC allows us to “incorporate by reference” information into this prospectus, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that BGE has previously filed with the SEC, and any future filings made by BGE with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from now until this offering is terminated. The financial statements of Constellation Energy are not incorporated by reference herein and are not a part of this prospectus.

•	Annual Report on Form 10-K for the year ended December 31, 2006.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

We will provide to you upon written or oral request, without charge, a copy of any and all of the information incorporated by reference in this prospectus (excluding exhibits to such information unless such exhibits are specifically incorporated by reference therein). Requests for copies of such information should be directed to: Investor Relations, Baltimore Gas and Electric Company, 750 E. Pratt Street, Baltimore, Maryland 21202 (telephone number (410) 864-6440). In order to obtain timely delivery, you must request information no later than             , 2007, which is five business days before the scheduled expiration of the exchange offer.

$700,000,000

BALTIMORE GAS AND ELECTRIC COMPANY

EXCHANGE OFFER OF

$300,000,000 OF 5.90% NOTES DUE 2016

AND

$400,000,000 OF 6.35% NOTES DUE 2036

PROSPECTUS

    , 2007

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained or incorporated by reference in this prospectus. You may not rely on unauthorized information or representations.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

Until         , 2007, all dealers that effect transactions in these securities, whether or not participating in this exchange offer, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following description of indemnification allowed under Maryland statutory law is a summary rather than a complete description. Reference is made to Section 2-418 of the Corporations and Associations Article of the Maryland Annotated Code, which is incorporated herein by reference, and the following summary is qualified in its entirety by such reference.

By a Maryland statute, a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”) by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan (“Director”). Such indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with the Proceeding unless it is proven that (a) the act or omission of the Director was material to the matter giving rise to the Proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; or (b) the Director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the Director had reasonable cause to believe his act or omission was unlawful. However, the corporation may not indemnify any Director in connection with a Proceeding by or in the right of the corporation if the Director has been adjudged to be liable to the corporation. A Director who has been successful in the defense of any Proceeding described above shall be indemnified against reasonable expenses incurred in connection with the Proceeding. The corporation may not indemnify a Director in respect of any Proceeding charging improper personal benefits to the Director in which the Director was adjudged to be liable on the basis that personal benefit was improperly received. The corporation may not indemnify a Director or advance expenses for a Proceeding brought by the Director against the corporation except if the Proceeding is brought to enforce indemnification by the corporation or if the corporation’s charter or by-laws, a board resolution or contract provides otherwise. Notwithstanding the above provisions, a court of appropriate jurisdiction, upon application of the Director, may order indemnification if it determines that in view of all the relevant circumstances, the Director is fairly and reasonably entitled to indemnification; however, indemnification with respect to any Proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses. A corporation may advance reasonable expenses to a Director under certain circumstances, including a written undertaking by or on behalf of such Director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met.

A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify Directors under the statute.

The indemnification and advancement of expenses provided by statute is not exclusive of any other rights, by indemnification or otherwise, to which a Director or officer may be entitled under the charter, by-laws, a resolution of shareholders or directors, an agreement or otherwise.

A corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer, whether or not the corporation would have the power to indemnify a Director or officer against liability under the provision of this section of Maryland law. Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the statute.

Article V of BGE’s Charter reads as follows:

“A director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages except (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. It is the intent of this Article that the liability of directors and officers shall be limited to the fullest extent permitted by the Maryland General Corporation Law, as amended from time to time.

Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification.”

Article IV of BGE’s By-Laws reads as follows:

“Each person made or threatened to be made party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or, at its request, is or was a director or officer of another corporation, shall be indemnified by the Company (to the extent indemnification is not otherwise provided by insurance) against the liabilities, costs and expenses of every kind actually and reasonably incurred by him as a result of such action, suit or proceeding, or any threat thereof or any appeal thereon, but in each case only if and to the extent permissible under applicable common or statutory law, state or federal. The foregoing indemnity shall not be inclusive of other rights to which such person may be entitled.”

The directors and officers of BGE are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities arising under the Securities Act of 1933, as amended. The premium for this insurance is paid by Constellation Energy, with a portion of the premium allocated to BGE.

See also the indemnification provisions in the Registration Rights Agreements incorporated herein by reference as Exhibits 4.3 and 4.4.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits.

Reference is made to the Index to Exhibits filed as a part of this registration statement.

(b) Financial Statement Schedules.

All schedules have been omitted because they are not applicable or because the required information is shown in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

4.    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

5.    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Baltimore Gas and Electric Company, the registrant, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on June 14, 2007.

BALTIMORE GAS AND ELECTRIC COMPANY

By:	/s/ Charles A. Berardesco
Charles A. Berardesco
Secretary

POWER OF ATTORNEY

By signing below, John R. Collins hereby constitutes and appoints Charles A. Berardesco and Sean J. Klein as his true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this registration statement or amendments (including, without limitation, post-effective amendments) thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal executive officer and director:

* Kenneth W. DeFontes, Jr.	President, Chief Executive Officer and Director	June 14, 2007

Principal financial and accounting officer:

/s/ John R. Collins John R. Collins	Senior Vice President and Chief Financial Officer	June 14, 2007

Directors:

* Mayo A. Shattuck III	Director	June 14, 2007

*By:	/s/ Charles A. Berardesco
Charles A. Berardesco Attorney-in Fact

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Charter of Baltimore Gas and Electric Company, restated as of August 16, 1996 (incorporated by reference to Exhibit 3 to Form 10-Q filed with the Securities and Exchange Commission on November 14, 1996, File No. 001-01910).

3.2	By-Laws of Baltimore Gas and Electric Company, as amended to October 16, 1998 (incorporated by reference to Exhibit 3 to Form 10-Q filed with the Securities and Exchange Commission on November 13, 1998, File No. 001-01910).

4.1	Indenture, dated as of July 24, 2006, between Baltimore Gas and Electric Company and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4(b) to the Registration Statement on Form S-3, Registration No. 333-135991-01, filed with the Securities and Exchange Commission on July 24, 2006).

4.2	First Supplemental Indenture, dated as of October 13, 2006, between Baltimore Gas and Electric Company and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4(a) to Form 10-Q filed with the Securities and Exchange Commission on November 9, 2006, File No. 001-01910).

4.3	Registration Rights Agreement, dated as of October 13, 2006, among Baltimore Gas and Electric Company and the initial purchasers named therein, relating to the 5.90% original notes due 2016 (incorporated by reference to Exhibit 4(b) to Form 10-Q filed with the Securities and Exchange Commission on November 9, 2006, File No. 001-01910).

4.4	Registration Rights Agreement, dated as of October 13, 2006, among Baltimore Gas and Electric Company and the initial purchasers named therein, relating to the 6.35% original notes due 2036 (incorporated by reference to Exhibit 4(c) to Form 10-Q filed with the Securities and Exchange Commission on November 9, 2006, File No. 001-01910).

4.5	Form of 5.90% Exchange Note due 2016 (included in Exhibit 4.2).

4.6	Form of 6.35% Exchange Note due 2036 (included in Exhibit 4.2).

5.1	Opinion of Charles A. Berardesco, Esq.†

5.2	Opinion of Kirkland & Ellis LLP.†

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12(b) to Form 10-K filed with the Securities and Exchange Commission on February 27, 2007, File No. 001-01910) .

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.*

23.2	Consent of Charles A. Berardesco, Esq. (included in Exhibit 5.1).

23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.2).

24.1	Power of Attorney.††

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 (Form T-1) of Deutsche Bank Trust Company Americas, trustee, dated July 21, 2006 (incorporated by reference to Exhibit 25 to the Registration Statement on Form S-3, Registration No. 333-135991-01, filed with the Securities and Exchange Commission on July 24, 2006).

99.1	Form of Letter of Transmittal.†

†	Previously filed as an Exhibit to Registration Statement No. 333-142233 on Form S-4 filed on April 19, 2007.
††	Previously filed in connection with the filing of Registration Statement No. 333-142233 on Form S-4 filed on April 19, 2007 as to Kenneth W. DeFontes, Jr. and Mayo A. Shattuck III.
*	Filed herewith.